UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2015

ABIOMED, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2743260
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-09585

(Commission

File Number)

22 Cherry Hill Drive

Danvers, MA 01923

(Address of Principal Executive Offices, including Zip Code)

(978) 646-1400

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2015, ABIOMED, Inc. (the “Company”) granted restricted stock units (“RSUs”) to Michael R. Minogue, its Chairman, President and Chief Executive Officer, and David M. Weber, its Chief Operating Officer. The grants were made under the Company’s Fourth Amended and Restated 2008 Stock Incentive Plan and were approved by the Compensation Committee (the “Committee”) of the Board of Directors, as follows:

Named Executive Officer	Award at Target Performance	Award at Maximum Performance
Michael Minogue	76,900 RSUs	230,700 RSUs
David Weber	30,760 RSUs	92,280 RSUs

The RSUs are subject to both performance- and time-based vesting. The RSUs will vest based on performance at the end of a three-year performance period that begins on June 15, 2015 and ends on June 14, 2018 as follows:

•	No RSUs will vest if the Company’s TSR Percentile Rank (as defined below) is below the 50th percentile or if the Company’s total shareholder return is negative;

•	100% of the RSUs will vest if the Company’s TSR Percentile Rank is at the 50th percentile;

•	150% of the RSUs will vest if the Company’s TSR Percentile Rank is at the 70th percentile;

•	200% of the RSUs will vest if the Company’s TSR Percentile Rank is at the 80th percentile;

•	250% of the RSUs will vest if the Company’s TSR Percentile Rank is at the 90th percentile; and

•	300% of the RSUs will vest if the Company’s TSR Percentile Rank is at or above the 95th percentile.

If the TSR Percentile Rank falls between two of the percentiles described above, the percentage of the RSUs that vest will be based on a straight-line interpolation between the two groupings.

Except in connection with a termination due to death or disability, subject to the officer’s continued employment through the applicable vesting date, fifty percent of the RSUs that vest based on performance as described above will vest following the end of the performance period on the date that the Committee determines the Company’s TSR Percentile Rank; and the remaining one-half will vest one year thereafter.

Upon a change of control during the performance period, the RSUs will vest in full at target with an additional portion of the RSUs vesting if actual performance through the date of the change of control is in excess of target as provided for above on the date of the change of control. No RSUs will vest if total shareholder return is negative between the start of the performance period and the date of the change of control. If a change of control occurs following the end of the performance period, any then outstanding RSUs will fully vest upon such change of control.

For purposes of the RSUs, “TSR Percentile Rank” means the percentage of total shareholder return values among the companies in the S&P Health Care Equipment Select Industry Index (determined as of the time of the grant date, subject to certain adjustments) that are equal to or lower than the Company’s total shareholder return at the end of the performance period, or such other date set by the Committee.

In connection with the grant of the RSUs, the Company entered into award agreements with each officer containing the terms described above, the form of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABIOMED, Inc.

By	/s/ Stephen C. McEvoy
Stephen C. McEvoy
Vice President and General Counsel

Date: June 19, 2015